                                                                   EXHIBIT 10.32

                          SECOND AMENDED AND RESTATED
                               WARRANT AGREEMENT


          This SECOND AMENDED AND RESTATED WARRANT AGREEMENT dated as of November 19, 1999, is by and among SELECT MEDICAL CORPORATION, a Delaware corporation (the "Company'), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), WCAS CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("WCAS CP III"), GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P., a Delaware limited partnership ("GTCR V" and, together with WCAS VII and WCAS CP Ill, individually, a "Guarantor" and collectively, the "Guarantors"), Mr. Rocco A. Ortenzio, an individual with an address as set forth beneath his name on Schedule I hereto ("Rocco Ortenzio"), and Mr. Robert A. Ortenzio, an individual with an address set forth beneath his name on Schedule I hereto ("Robert Ortenzio"; and, together with Rocco Ortenzio, being hereinafter referred to individually as a "Co-Support Party" and collectively as the "Co-Support Parties").

          WHEREAS, the Company and the Guarantors have entered into that certain Warrant Agreement dated as of June 30, 1998, as amended as of February 9, 1999 (the "Original Warrant Agreement"); and

          WHEREAS, the Guarantors and the Co-Support Parties collectively own a majority of the outstanding Common Stock (as such terms are defined below) of the Company; and

          WHEREAS, the Company, the Guarantors and the Co-Support Parties have determined that it is imperative to the future growth of the Company that the Company enter into, on or about the date hereof (i) the Second Amended and Restated Credit Agreement (the "U.S. Credit Agreement"), with Bank of America, N.A., as administrative agent, collateral agent and swingline lender, The Chase Manhattan Bank, as syndication agent, Canadian Imperial Bank of Commerce, as documentation agent and the other financial institutions party thereto, and (ii) the Credit Agreement (the "Canadian Credit Agreement", together with the "US Credit Agreement" the "Credit Agreements"), with CANADIAN BACK INSTITUTE LIMITED, Bank of America Canada, as administrative agent, and the other financial institutions party thereto. The US Credit Agreement and the Canadian Credit Agreement provide for loans by the lenders set forth therein (the "Banks") to the Company in the aggregate principal amount of $225,000,000 (the "Loans"); and

          WHEREAS, the Banks are unwilling to enter into the Credit Agreements or make the Loans available to the Company unless the payment of the Company's obligations to the Banks thereunder is, on the terms and subject to the conditions set forth in the Guarantors' respective Guarantees (as such term is defined below), guaranteed severally by the Guarantors;

          WHEREAS, in order to protect their existing substantial equity investments in the Company and to ensure the Company's future financial growth, the Guarantors and the CoSupport Parties are willing to assume additional financial risk in their role as stockholders of the Company by (i) in the case of the Guarantors, giving certain several guarantees to the Banks with respect to the Loans and (ii) in the case of the Co-Support Parties (and in order to induce the Guarantors to give their respective aforesaid several guarantees to the Banks), agreeing to make contributions to each of the Guarantors, up to each Co-Support Party's Percentage (which is the percentage shown on Schedule II hereto in the column headed "Percentage" for such party) in the event such Guarantor is required to make payment under its Guarantee; and

          WHEREAS, in consideration of the Guarantors and the Co-Support Parties assuming such additional financial risk by, in the case of the Guarantors, giving such guarantees and, in the case of the Co-Support Parties, agreeing to be responsible to the Guarantors for contribution payments, the Company is willing to issue Warrants (as such term is defined below) to the Guarantors and the Co-Support Parties, on the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, on December 15, 1998, the Certificate of Incorporation of the Company was amended to increase the number of authorized shares of the Company's Common Stock and to authorize a new class of nonvoting common stock of the Company, par value $.01 per share (the "Class A Common Stock"); and

          WHEREAS, the parties have agreed to amend the Original Warrant Agreement to provide that the Guarantors who are members of the WCAS Group (as defined below) will receive shares of Class A Common Stock as provided for herein; and

          WHEREAS, pursuant to the Original Warrant Agreement, each Guarantor (other than WCAS CP III) and each Co-Support Party is entitled to Warrants to purchase a number of Warrant Shares (as hereinafter defined) shown opposite such Guarantor's and such Co-Support Party's name in Schedule I hereto on the dates as set forth on such Schedule I; and

          WHEREAS, the Company desires to execute and deliver to such Guarantors and such Co-Support Parties amended and restated Warrants as provided for herein;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereby agree as follows:

                                      I.

                             ISSUANCE OF WARRANTS

          Section 1.01.  Issuance of Warrants. (a) Upon (i) the execution and
                         --------------------
delivery by each Guarantor of its guarantee in substantially the form annexed hereto as Exhibit A-i and A-2 hereto (collectively, the "Guarantees") and (ii) upon the execution and delivery of this Agreement by each Co-Support Party, the Company will execute and deliver to each Guarantor and to each Co-Support Party an amended and restated warrant, in the form annexed hereto as Exhibit B (individually, a "Warrant" and collectively, the "Warrants") to purchase a number of shares of the Company's Common Stock, $01 par value ("Common Stock") shown opposite such

Guarantor's and such Co-Support Party's name on Schedule I hereto under the heading "Aggregate Warrant Shares", at an initial exercise price of $3.50 per share; provided, however, that, notwithstanding the provisions of this Section
       --------- -------
1.00 1, in the event the exercise of such Warrants would result in WCAS VII, WCAS CP III, WCAS Healthcare Partners, L.P., a Delaware limited liability partnership or their respective affiliates (the "WCAS Group"), individually or collectively, owning, controlling or having the power to vote in the aggregate more than 49% of the voting securities of the Company outstanding at such time, then such Warrant shall constitute the right to purchase shares of the Company's Class A Common Stock, par value $.01 per share, at an initial exercise price of $3.50 per share (any shares of Common Stock or Class A Common Stock issuable upon exercise of the Warrants being herein sometimes called the "Warrant Shares"). For purposes of calculating the percentage of voting securities held by the WCAS Group, any voting securities not outstanding that any member of the WCAS Group has the right to acquire through the exercise of any option, warrant or other right or upon the conversion of any security (each a "Convertible Security") shall be deemed to be outstanding for the purpose of such calculation and any voting securities not outstanding that any other person has the right to acquire through the exercise or conversion of any Convertible Security shall not be deemed to be outstanding for the purpose of calculating the percentage of voting securities held by any other person. Notwithstanding the foregoing, the Warrants issued pursuant to this Section 1.001 represent all Warrants issued and outstanding as of the date hereof and any other Warrants issued pursuant to the Original Warrant Agreement are hereby canceled.

          (b) On January 31, 2000 and on each April 30, July 31, October 31 and January 31 thereafter (each a "Quarterly Payment Date"), the Company will execute and deliver to each Guarantor and each Co-Support Party, as the holder of a Warrant, an amendment to such Warrant (individually, a "Warrant Amendment" and collectively, the "Warrant Amendments") pursuant to which the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to the execution and delivery of the Warrant Amendment applicable thereto shall be increased by such number of Warrant Shares as is obtained by multiplying:

               (x) the Percentage set forth opposite such Guarantor's or Co-Support Party's name on Schedule II hereto; by

               (y) the product of 275,000 and a fraction, the numerator of which is the Average Quarterly Bank Exposure and the denominator of which is the Aggregate Bank Credit Exposure.

For purposes of this Agreement, the term "Average Quarterly Bank Exposure" shall mean the average daily amounts outstanding (including interest and all costs) under the Loans, that are supported by the Guarantees, for the quarterly period preceding and including the Quarterly Payment Date; and the term "Aggregate Bank Credit Exposure" shall mean, the aggregate amount of each Guarantor's and Co-Support Party's liability with respect to the Loans as of the Quarterly Payment Date (including interest and all costs), assuming the entire amount of the Loans available for borrowing by the Company under the Credit Agreements, as at such date, as having been borrowed and being outstanding and unpaid. In the event the Aggregate Bank

Credit Exposure is greater or lesser than $55,000,000 (excluding interest and costs), the 275,000 Warrant Share number in clause (y)(i) shall be proportionately increased or decreased.

          Section 1.02.  Tax and Accounting Treatment. The Company, the
                         ----------------------------
Guarantors and the Co-Support Parties agree that for federal, state and local income tax as well as for financial accounting purposes, the issuance by the Company to the Guarantors and the Co-Support Parties of (i) the Warrants (as same may be hereafter from time to time amended by the Warrant Amendments or otherwise) and (ii) the issuance of Warrant Shares upon the exercise of any of the Warrants, each is or shall be in the nature of a capital transaction, and not compensation (or a payment) received for any services or in connection with the pursuit of any trade or business, and the Company, the Guarantors and the Co-Support Parties hereby further agree to treat the issuance of the Warrants and such Warrant Shares in such manner for all such purposes, all to the maximum extent permitted by applicable law, and in no event will the Company claim any tax deduction with respect to any such issuance.

                                      II.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to, and agrees with, the Guarantors and the Co-Support Parties as follows:

          Section 2.01.  Organization. The Company is a corporation duly
                         ------------
incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation in good standing in each of the jurisdictions in which it owns or leases any real property or in which the nature of business transacted by it makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a material adverse effect on the business, operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement, the Warrants and any and all Warrant Amendments from time to time executed and delivered, and to issue, sell and deliver the shares of Common Stock or Class A Common Stock issuable upon the exercise of the Warrants, as same may from time to time be amended pursuant to the Warrant Amendments (the "Warrant Shares").

          Section 2.02.  Authorization of Agreement. etc. (a) The execution,
                         -------------------------------
delivery and performance by the Company of this Agreement, the Warrants and each Warrant Amendment that may from time to time be executed and delivered by the Company, and the issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants, in each case has been duly authorized by all requisite corporate action and will not violate, conflict with or constitute a breach of any provision of law, any order of any court or other agency of government, the Restated Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument by which the Company or any of its subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default of any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or incumbrance of any nature upon any of the properties or assets of the Company or any of its subsidiaries.

          (b) The Warrant Shares have been, and will at all times be, duly reserved for issuance upon exercise of the Warrants and, when so issued, will be duly authorized, validly issued and outstanding, fully paid and non assessable shares of Common Stock and Class A Common Stock, free and clear of any and all taxes, liens, charges and other encumbrances of any kind or nature. Neither the execution and delivery of the Warrants nor the issuance and delivery of the Warrant Shares upon exercise thereof is subject to any preemptive rights of shareholders of the Company or to any right of first refusal or other similar right in favor of any person.

          Section 2.03.  Validity. This Agreement has been duly executed and
                         --------
delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Warrants and each Warrant Amendment, when executed by the Company in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

                                     III.

               REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS

          Each Guarantor and Co-Support Party represents and warrants, severally and not jointly, to the Company that it is acquiring the Warrants, and will, upon exercise thereof acquire the Warrant Shares, for its own account for purposes of investment and not with a view to or for sale in connection with any distribution thereof. Each Guarantor and Co-Support Party further represents that it understands (i) that neither the Warrants nor the Warrant Shares have been registered under the Securities Act by reason of their issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Warrants and, upon exercise thereof, the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is otherwise exempt from such registration, (iii) the Warrants and the Warrant Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. Each Guarantor and CoSupport Party (i) acknowledges that it has had a full opportunity to request from the Company to review and has received all information deemed relevant in making a decision to enter into this Agreement and consummate the transactions contemplated thereby and (ii) will comply with the restrictions on transferability of the Warrants and Warrant Shares contained in the Warrant. Each Guarantor and Co-Support Party is an "accredited investor" within the meaning of Rule 50 1(a) of the Securities Act.

                                      IV.

          AGREEMENTS AMONG THE GUARANTORS AND THE CO-SUPPORT PARTIES

          Each of the Guarantors and Co-Support Parties agrees, severally and not jointly, with one another that any and all payments made by the Guarantors pursuant to their respective

Guarantees shall be allocated among the Guarantors and the Co-Support Parties in the proportions shown opposite their respective names on Schedule II in the column headed "Percentage," regardless of whether claims shall have been asserted under or in respect of one Guarantor's Guarantee and not the other, and without regard to any release of either Guarantee by any beneficiary thereof In the event that either Guarantor makes a payment (whether for obligations of the Company under either or both of the Credit Agreements, fees, expenses or otherwise) pursuant to its respective Guarantees, such Guarantor shall, in accordance with the notice provisions set forth in Section 6.004 hereof, give written notice ( a "Payment Notice") to the other Guarantor and to each of the Co-Support Parties of the making of such payment. Each Guarantor and each CoSupport Party agrees to make any payments required to be made by it under this
Article III to the other party or parties, as the case may be, to whom such required payments are to made by wire transfer within five business days after delivery of a Payment Notice given hereunder.

                                      V.

                           AGREEMENTS OF THE COMPANY

          The Company covenants and agrees that any right to payment received by the Guarantors and the Co-Support Parties, as the case may be, in respect of either or both of the Credit Agreements and their guaranty or other credit support in connection therewith, whether by way of purchase, subrogation, contribution or otherwise, and regardless whether and to what extent the same shall be subordinated to other indebtedness to the Banks or shall have been waived pending certain events, may be applied, both as to principal and accrued and unpaid interest, dollar for dollar, by the Guarantors and the Co-Support Parties, or any of them, as the purchase price of any equity securities offered by the Company to investors for cash. In addition, in the event that the Company shall be unable to make a payment under either or both of the Credit Agreements, the Guarantors and the Co-Support Parties shall have the right (but not the obligation) (i) to purchase additional equity securities of the Company and (ii) to require the Company to use the net proceeds of such purchase to make such payment under either of the Credit Agreements. The right set forth in the preceding sentence may only be exercised upon joint approval by the Guarantors and the Co-Support Parties, and the securities so purchased shall be issued at fair value, based upon current market conditions for the issuance of equity securities. The Company shall use its best efforts to provide the Guarantors and the Co-Support Parties with sufficient notice in advance of a payment default under either of the Credit Agreements to enable the Guarantors and the CoSupport Parties to exercise their rights under this Article IV.

          The parties hereto acknowledge that (i) the Warrant Shares issued or issuable to the Guarantors are "Investor Registrable Securities" for purposes of the Registration Agreement, dated as of February 5, 1997, and amended as of December 15, 1998 and November 19, 1999 (the "Registration Agreement"), by and among the Company, the Guarantors, the Co-Support Parties and certain other parties signatory thereto, (ii) the Warrant Shares issued or issuable to the CoSupport Parties are "Executive Registrable Securities" for purposes of the Registration

Agreement and (iii) the Warrant Shares issued or issuable to the Guarantors and the Co-Support Parties are "Stockholder Shares" for purposes of the Stockholders Agreement, dated as of February 5, 1997, and amended as of December 15, 1998, and November 19, 1999 by and among the Company, the Guarantors, the Co-Support Parties and certain other parties signatory thereto.

                                      VI.

                                 MISCELLANEOUS

          Section 6.01.  Expenses. Each party hereto will pay its own expenses
                         --------
in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that the Company shall pay
                                   --------- -------
the fees and disbursements of the Guarantors' special counsel, Reboul, MacMurray, Hewitt, Maynard & Kristol and Kirkland & Ellis.

          Section 6.02.  Survival of Agreements. All covenants, agreements,
                         ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the Warrants and the issuance, sale and delivery of the Warrant Shares.

          Section 6.03.  Parties in Interest. All covenants and agreements
                         -------------------
contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          Section 6.04.  Notices. All notices, requests, consent and other
                         -------
communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, or sent by a recognized courier service addressed as follows:

          If to the Company to it at:

          4718 Old Gettysburg Road
          P.0. Box 2034
          Mechanicsburg, Pennsylvania 17055
          Attention:  Michael E. Tarvin, General Counsel

          If to any Guarantor or Support Party, to it at its address as set forth in Schedule I, or, in any such case, at such other address or addresses as shall have been furnished in writing my such party to the others.

          Section 6.05.  Law Governing. This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of New York.

          Section 6.06.  Entire Agreement. This Agreement constitutes the entire
                         ----------------
Agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing by the parties hereto.

          Section 6.07.  Counterparts. This Agreement may be executed in two or
                         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   SELECT MEDICAL CORPORATION

                                   By     /s/ Michael E. Tarvin
                                     -------------------------------------
                                     Name:
                                     Title:


                                   WELSH, CARSON, ANDERSON & STOWE VII,
                                   L.P.
                                   By WCAS VII Partners, General Partner

                                   By       Illegible
                                     -------------------------------------
                                                General Partner


                                   WCAS CAPITAL PARTNERS III, L.P.
                                   By WCAS CP III Associates, L.L.C., General
                                   Partner

                                   By       Illegible
                                     -------------------------------------
                                                General Partner


                                   GOLDER, THOMA, CRESSEY, RAUNER FUND
                                   V, L.P.
                                   By Golder, Thoma, Cressey, Rauner, Inc.,
                                   General Partner

                                   By       Illegible
                                     -------------------------------------
                                                Principal

                                   By       /s/ Rocco A. Ortenzio
                                     -------------------------------------
                                                Rocco A. Ortenzio

                                   By       /s/ Robert A. Ortenzio
                                     -------------------------------------
                                                Robert A. Ortenzio

                                  Schedule I
                                  ----------

------------------------------------------------------------------------------------------------------------------------------------
                                              Number of   Number of   Number of   Number of                Number of    Aggregate
                                              Warrants    Warrants    Warrants    Warrants    Number of    Warrants     Warrants
 Name and Address                             issued on   issued on   issued on   issued on   Warrants on  issued on    issued as on
 of Guarantor or                              June 30,    Oct. 31,    Jan. 29,    April 30,   July 31,     October 31,  November 19,
 Co-Support Party            Percentage       1998        1998        1999        1999        1999         1999         1999
------------------------------------------------------------------------------------------------------------------------------------
 Welsh, Carson, Anderson &   34.44%             376,370     188,185     188,185      17,923      38,609.5       68,837     848,109.5
 Stowe, VII, L.P.            (as of 11/19/99)
 320 Park Avenue
 New York, NY 10022-6815     31.878%
                             (from 4/30/99
                             thru 11/19/99)

                             37.637%
                             (from 6/30/98
                             thru 4/30/00)
------------------------------------------------------------------------------------------------------------------------------------
 WCAS Capital Partners, III, 6.56%                    0           0           0       3,238       6,975          7,015        17,228
 L.P.                        (as of 11/19/99)
 320 Park Avenue
 New York, NY 10022-6815     5.759%
                             (from 4/30/98
                             thru 11/19/99)
------------------------------------------------------------------------------------------------------------------------------------
 Golder, Thoma, Cressey,     41.0%              376,370     188,185     188,185      21,161    45,584.5         45,852     865,337.5
 Rauner Fund V, L.P.         (as of 11/19/99)
 6100 Sears Tower
 Chicago, IL 60606-6402      37.637%
                             (from 6/30/98
                             thru 11/19/99)

------------------------------------------------------------------------------------------------------------------------------------
 Rocco A. Ortenzio           12.20%             169,180       84,590      84,590       9,512      20,490        20,610       388,972
 c/o Select Medical          (as of 11/19/99)
 Corporation
 4718 Old Gettysburg Road    16.918%
 P.O. Box 2034               (from 6/30/98
 Mechanicsburg, PA  17055    thru 11/19/99)
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 Robert A. Ortenzio          5.8%                  78,080    39,040        39,040       4,390        9,457      9,512     179,519
                                                   ------    ------        ------       -----        -----      -----     -------
 c/o Select Medical          (as of 11/19/99)
 Corporation
 4718 Old Gettysburg Road    7.808%
 P.O. Box 2034               (from 6/30/98
 Mechanicsburg, PA 17055     thru 11/19/99)
-----------------------------------------------------------------------------------------------------------------------------------
                                   100.000%     1,000,000   500,000       500,000      56,224      121,116    121,826   2,299,166
                                   =======      =========   =======       =======      ======      =======    =======   =========
-----------------------------------------------------------------------------------------------------------------------------------

                                  Schedule II

Guarantor or Co-Support Party                         Percentage
-----------------------------                         ----------

Welsh, Carson, Anderson & Stowe VII, L.P.                    34.44%

WCAS Capital Partners III, L.P.                               6.56%

Golder, Thoma, Cressey, Rauner Fund V, L.P.                   41.1%

Rocco Ortenzio                                                12.2%

Robert Ortenzio                                                5.8%

Memorandum to
Sarah Gelb
Michael Tarvin
--------------


                          Select Medical Corporation
                          --------------------------

          Attached is an executed copy of the Second Amended and Restated Warrant Agreement. As you know, the schedules to the Agreement were finalized post-closing. I would appreciate it if you could both review the schedules to confirm that they are in final form.

          Please call me at (212) 841-0645 with any questions.

                                             Susan M. Clee